As filed with the Securities and Exchange Commission on May 12, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMESITE INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	82-3431717
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

607 Shelby Street, Suite 700 PMB 214

Detroit, MI 48226

(734) 876-8141

(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Anne Marie Sastry, Ph.D.

Chief Executive Officer

Amesite Inc.

607 Shelby Street, Suite 700 PMB 214

Detroit, MI 48226

(734) 876-8141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sean F. Reid, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Tel.: (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 12, 2026

Up to 4,836,245 Shares of Common Stock

Amesite Inc.

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 4,836,245 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Amesite Inc. (the “Company,” “we,” “us” or “our”) consisting of (i) 418,118 shares of Common Stock issued pursuant to a securities purchase agreement entered into by and between us and the Selling Stockholders dated April 27, 2026 (the “Purchase Agreement”), (ii) up to 696,866 shares of Common Stock issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued pursuant to the Purchase Agreement, (iii) up to 1,811,850 shares of Common Stock issuable upon exercise of Series A-1 warrants (the “Series A-1 Warrants”) issued pursuant to the Purchase Agreement, (iv) up to 1,811,850 shares of Common Stock issuable upon exercise of Series A-2 warrants (the “Series A-2 Warrants”) issued pursuant to the Purchase Agreement, and (v) up to 97,561 shares of Common Stock issuable upon exercise of warrants (the “Placement Agent Warrants) issued pursuant to the engagement agreement dated as of April 26, 2026, by and between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”) The Pre-Funded Warrants, Series A-1 Warrants, Series A-2 Warrants and Placement Agent Warrants are collectively referred to herein as the “Warrants”.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 4,836,245 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $5.38 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 32. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus, if any, will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “AMST”. There is no established trading market for the Warrants and we do not intend to list the Warrants on any securities exchange or nationally recognized trading system. On May 1, 2026, the last reported sales price of our common stock was $1.05 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” carefully before you invest in any of our securities.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2026

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 4,836,245 shares of Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus, including any information incorporated by reference. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholders are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus, including any information incorporated by reference, in its entirety before making an investment decision.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”) that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

Amesite, Inc.’s suite of assets is collectively referred to as our “Site.” Our Site includes all of our products and services and all of the technology and business services that create them, in part or whole: a blend of software, hardware, content, and technology that includes everything from behind-the-scenes processes to the user interface, our website, data handling, communication, and advanced analytics. The NurseMagic™ website available at https://www.nursemagic.ai, and/or our mobile app available at https://app.nursemagic.ai, NurseMagic™ is a product owned and operated by Amesite, Inc. (“Amesite,” “we,” “our,” or “us”).

The following is a summary of risks related to our Site:

●	our planned expansions and improvements to our Site, and our ability to deliver solutions that demonstrably offer meaningful return on investment (ROI) to our customers;

●	our ability to deliver our Site to our customers at a price point that enables us to generate sufficient revenue to become profitable;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

ii

●	our ability to obtain and maintain intellectual property protection for our technologies and our ability to operate our business without infringing the intellectual property rights of others;

●	our dependence on third parties to conduct our business and studies;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our product candidates;

●	our ability to attract and retain qualified key management and technical personnel;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or JOBS Act;

●	our financial performance;

●	the impact of government regulation and developments relating to our competitors or our industry; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus and the information incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” and our financial statements and related notes included elsewhere in this prospectus and incorporated by reference herein. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Amesite,” or “the Company” refer to Amesite Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

Overview

Amesite is a technology company focused on building and commercializing AI-powered solutions for the healthcare sector, with particular emphasis on the post-acute care market. In fiscal 2025, we completed our pivot from an education-centric model to one firmly anchored in the demands and opportunities of healthcare—a shift driven by the scale, complexity, and attractive growth potential of this sector.

We operate through two product lines under our NurseMagic™ brand: a B2C (direct-to-practitioner) app and a B2B (enterprise) platform. These solutions directly address operational, compliance, and efficiency challenges faced by healthcare professionals and organizations.

Our B2C NurseMagic™ app connects directly with working nurses and caregivers, providing tools to reduce documentation time, simplify communication, and support daily workflow. Feedback and usage patterns from these users have been instrumental, allowing us to rapidly refine features and ensure our offerings are relevant to current industry demands.

Building on these real-world insights, our B2B NurseMagic™ solution serves healthcare businesses—including home health, skilled nursing, hospice, and non-clinical segments. Enterprises adopting NurseMagic™ see improvements in workflow efficiency, data security, and regulatory compliance, all foundational to driving sustainable business performance. Our offerings are engineered for fast, secure deployment and measurable value in demanding business environments.

We believe that we have a pathway to deliver AI solutions impactfully, quickly, and compliantly across this expansive, underserved segment. Adoption by both caregivers and enterprise partners demonstrates the relevance and commercial fit of our technology. Growth in contracted organizations and end users, alongside positive market feedback, provides further confidence in the direction we have chosen—even as we remain measured and pragmatic about future expansion. Significant risks remain for us in the space as we navigate customer, regulatory and user requirements, while continuing to strive to offer innovative solutions. We face substantial competition from existing players, who have already overcome these hurdles. Though we are committed to delivering innovation to a space that we believe is hungry for it, we will also have the additional work of convincing customers to choose our technology-driven approach.

Our Amesite Engage platform, meanwhile, remains a performant solution for its user base, though we are not dedicating resources to its growth.

Overall, we believe that we have consistently endeavored to provide strong fiscal discipline, launching and scaling innovative products while managing costs and prioritizing efficient resource allocation. We believe this disciplined approach strengthens our potential to grow responsibly, and ultimately, profitably.

Our Sales and Marketing Motions

Amesite’s go-to-market strategy for NurseMagic™ is distinctly structured for B2C and B2B audiences, leveraging our growing insights from both segments to build market share, drive recurring revenue, and establish the brand as a trusted, high-value solution for all individual nurses, and for businesses in post-acute care.

B2C Sales and Marketing

For individual nurses and caregivers, we offer a free version of NurseMagic™. This approach lowers barriers to adoption and enables us to gather invaluable, real-world feedback quickly, helping us refine features, tailor language, and build a user community that advocates for the product. Our B2C marketing utilizes digital outreach, targeted social media campaigns and community engagement to increase awareness and credibility. The app’s everyday utility and ease-of-use are promoted through user testimonials, while customer support and product updates sustain positive reviews and word-of-mouth growth. Widespread adoption among practitioners enhances our reputation and provides invaluable reference points as we approach enterprise buyers.

B2B Sales and Marketing

Our B2B sales effort targets healthcare enterprises operating in post-acute settings, spanning home health, skilled nursing, hospice, assisted and senior living centers. Our sales motion is outcome-focused: we identify organizations facing acute staffing and operational pain, then directly connect with decision-makers. Our B2C solution offers a free version, enabling decision-makers to test the app and quickly validate impact and reduce hesitancy. We emphasize NurseMagic™’s potential to save time, support regulatory compliance, enhance documentation accuracy, and drive measurable improvements in staff efficiency and retention. We strive to deploy rapidly, ensuring business continuity and value realization. Feedback from both administrators and frontline staff informs product development and strengthens our relationships with enterprise customers.

Our disciplined, evidence-based approach in both segments supports Amesite’s reputation as a partner that delivers real solutions to pressing business challenges, helping drive strong adoption, build reference customers, and sustain healthy growth, even in complex, compliance-intensive markets.

Our Technology and Pipeline

Amesite’s technology platform is purpose-built to rapidly deliver high-impact, compliant solutions across healthcare and corporate learning. We power both our NurseMagic™ and Amesite Engage products from a coordinated infrastructure built for security, flexibility, and speed.

Our core architecture uses modern, best-in-class languages and frameworks for both client and server-side development, supporting robust, scalable front-end tools. This design gives our engineering team exceptional agility, simplifying the integration of new functionalities and APIs as soon as they become available. By leveraging both widely adopted technologies and proprietary models, trained on selectively curated datasets, we aim to deliver meaningful, real-world improvements for our customers.

Notable milestones include the commercialization of NurseMagic™ for both B2C and B2B users, the rollout of HIPAA-compliant enterprise workflows, and deployment of features specifically requested by frontline healthcare professionals. We also invested in our data infrastructure, ensuring continual performance improvement while maintaining data security and compliance.

We collect information on user behavior and product use, only with full user consent, to drive product enhancements. Our data practices prioritize security, confidentiality, and compliance with evolving regulations, especially relevant in complex healthcare contexts.

Agility is a central goal of our R&D culture. Our team, benefiting from decades of collective experience in technology, endeavors to deliver continuous improvement against stringent, best-in-class metrics. We launch more than five new features and capabilities per week, prioritizing those that solve urgent user problems and are directly usable by our customers. All R&D resources are squarely dedicated to delivering tangible improvements in user experience and operational impact.

Our deployments are designed for simplicity and scale: NurseMagic™ aims to be fully deployable to every type of employee in an enterprise, requiring no external system integration, and is administered entirely within the app. Feature sets are intended to be configurable to individual customer needs, allowing organizations to adapt our solution to their workflows and rapidly realize value.

Our relentless focus on innovation, speed, and user impact underpins Amesite’s mission to stay ahead of the curve, helping drive customer satisfaction, adoption, and business performance across rapidly evolving market segments.

Corporate Information

Our principal executive offices are located at 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, and our telephone number is (734) 876-8130. Our website address is www.amesite.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

THE OFFERING

Common Stock being Offered	Up to 4,836,245 shares of Common Stock.

Number of shares of common stock outstanding prior to this offering	5,434,867 shares.

Number of shares of common stock to be outstanding after this offering (1)	10,271,112, assuming the exercise of all of the Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders, except for the warrant exercise price paid for the Common Stock offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 16 of this prospectus.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025, and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, and December 31, 2025, each as incorporated by reference into this prospectus, for a discussion of factors to consider prior to deciding to invest in our common stock, or warrants that will accompany such securities.

Nasdaq Capital Market Symbol

“AMST”.

There is no established trading market for the Warrants, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 5,434,867 shares of our common stock outstanding as of May 1, 2026, and excludes:

●	166,352 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $22.26; and

●	416,561 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $9.20.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Healthcare and AI Solutions Business

Compliance and Regulatory Risks

Our NurseMagic™ solution is designed for use across post-acute healthcare settings, including skilled nursing, assisted living, memory care, home health, and rehabilitation. The healthcare sector is highly regulated on both federal and state levels, particularly with respect to patient privacy, data security, and the integrity of AI-driven tools. Any failure—by us or our customers—to maintain compliance with applicable laws such as HIPAA, the HITECH Act, CMS rules, and emerging AI-focused regulations (including transparency, bias, and cybersecurity standards) could expose us to significant penalties, legal action, or restrictions on our business.

We are also required to address evolving and overlapping data privacy laws at the state, national, and international levels (such as GDPR). Compliance complexity may increase as AI regulations continue to be introduced and interpreted, and any compliance lapse by us, our customers, or our partners could result in fines, reputational harm, or loss of customer trust.

Adoption, Market Penetration, and Growth Risks

The healthcare software industry is intensely competitive, with established platforms, agile mid-market firms, and numerous AI-first entrants, many of whom have more resources and larger installed bases. While NurseMagic™ is designed for easy onboarding and rapid deployment, there is no guarantee that healthcare organizations and individual practitioners will continue to adopt our platform, perceive sufficient differentiation or ROI, or retain their subscriptions over time.

Our future performance depends on continued growth in the post-acute care market, successful marketing and sales execution, our ability to respond to changing customer needs, and the overall pace of adoption of AI-powered solutions in healthcare. Market acceptance could be impeded by factors including organizational inertia, integration challenges, the emergence of competing technologies, or negative perceptions of AI in clinical environments.

Technology, Data, and Operational Risks

As an AI-driven SaaS provider, we rely on the robustness, accuracy, and security of our proprietary technologies for documentation, workflow automation, and compliance. Bugs, performance issues, or unexpected behavior in our algorithms could disrupt customer operations, erode trust, or expose sensitive data. The rapid pace of AI innovation requires ongoing investment in research, data infrastructure, and security practices.

We face persistent cybersecurity and data protection risks inherent in managing health-related and personal information. Any breach, unauthorized access, or misuse could have severe financial, reputational, and legal consequences.

Financial and Business Model Risks

We have not yet established a stable, recurring revenue base sufficient to cover ongoing expenses, and we have incurred net losses in recent fiscal years. If we fail to achieve broad adoption, maintain or grow our customer base, or realize operational efficiencies, we could be forced to scale back investment, which would limit future opportunities and weaken our competitive position. As a public company, we must also bear considerable administrative, accounting, and compliance expenses regardless of operating results.

General and Macroeconomic Risks

General economic downturns, reductions in healthcare or IT spending, changes in regulatory or reimbursement environments, or disruptions to our own workforce or supply chain could adversely impact sales, revenue, or execution capacity. Our continued viability as a going concern depends on addressing these risks and achieving sufficient and sustained commercial momentum in our core markets.

In summary, our success depends on our ability to continuously adapt to regulatory change, maintain differentiation and trust in an evolving AI landscape, and execute our operational and financial plan in the face of robust industry competition and macro-level uncertainties. Failure to manage these risks could materially and adversely affect our business, financial condition, and results of operations.

We face significant operational and financial risks.

Implementing and maintaining NurseMagic™ across diverse healthcare environments poses significant operational challenges. Each modality has unique requirements and workflows, and the app must be highly adaptable to meet these needs. The cost and complexity of developing features tailored to specific healthcare settings, as well as ensuring robust data security and performance, require substantial investment. If we are unable to effectively allocate resources to these areas, our growth and operational stability could be compromised.

As a public company, we incur significant overhead costs related to compliance, accounting, and legal obligations. If NurseMagic™ does not achieve the expected revenue or market penetration, we may be forced to scale back development and marketing efforts, which could hinder our ability to attract new customers and retain existing ones.

We face combined legal and reputational risks because of the data we manage and the nature of the business.

Failure to meet regulatory standards or to ensure the app’s reliability and security could result in negative publicity, loss of trust, and damage to our brand reputation. This could lead to decreased user engagement and lower conversion rates for enterprise licenses. Additionally, any legal actions taken against us for non-compliance, data breaches, or misuse of the app could result in significant financial penalties and long-term damage to our business prospects.

In summary, the success of NurseMagic™ depends on our ability to navigate complex regulatory landscapes, effectively differentiate ourselves in a competitive market, and maintain operational and financial stability. Failure to manage these risks could materially and adversely affect our business, financial condition, and results of operations.

General Risks

There is substantial doubt about our ability to continue as a going concern.

We are in the early stages of developing our customer base and have not completed our efforts to establish a stabilized source of revenue sufficient to cover our costs over an extended period of time. For the years ended June 30, 2025 and 2024, we had net losses of approximately $3,617,000 and $4,403,000, respectively. The assessment of the Company’s ability to meet its future obligations is inherently judgmental, subjective and susceptible to change.

Based on their current forecast, management believes that it may not have sufficient cash and cash equivalents to maintain the Company’s planned operations for the next twelve months following the issuance of these financial statements. The Company has considered both quantitative and qualitative factors that are known or reasonably known as of the date of these financial statements are issued and concluded that there are conditions present in the aggregate that raise substantial doubt about the Company’s ability to continue as a going concern.

In response to the conditions, management plans include generating cash by completing financing transactions, which may include offerings of common stock. However, these plans are subject to market conditions, and are not within the Company’s control, and therefore, cannot be deemed probable. There is no assurance that the Company will be successful in implementing their plans. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

We are dependent on the services of certain key management personnel, employees, advisors, and consultants. If we are unable to retain or motivate such individuals or hire qualified personnel, we may not be able to grow effectively.

We operate leanly, but as such we depend on the services of a number of key management personnel, employees, advisors and consultants and our future performance will largely depend on the talents and efforts of such individuals. We do not currently maintain “key person” life insurance on any of our employees, except for our Chief Executive Officer. The loss of one or more of such key individuals, or failure to find a suitable successor, could hamper our efforts to successfully operate our business and achieve our business objectives. Our future success will also depend on our ability to identify, hire, develop, motivate and retain highly skilled personnel. Competition in our industry for qualified employees is intense, and our compensation arrangements may not always be successful in attracting new employees and/or retaining and motivating our existing employees. Future acquisitions by us may also cause uncertainty among our current employees and employees of the acquired entity, which could lead to the departure of key individuals. Such departures could have an adverse impact on the anticipated benefits of an acquisition.

We have risk factors within and outside of our control that may inhibit our ability to deliver products on our platform.

Our customers will rely on us to deliver stable platforms, with correct measures of performance in a manner that users can easily use.

Our operating results are highly susceptible to fluctuations due to numerous factors, many of which are beyond our control. We may be unable to compete effectively in the marketplace, which could hinder our ability to attract and retain users and customers on our platform. The mix of net revenues generated from different customer segments may not align with our expectations, leading to unpredictable financial outcomes. Additionally, the timing and magnitude of operating costs and capital expenditures required to maintain and expand our business, operations, and infrastructure may exceed our forecasts, adversely impacting our profitability.

Our focus on long-term objectives over immediate financial performance could result in periods of suboptimal results, and our investments in high-risk projects may fail to generate anticipated returns. Adverse economic conditions, both broadly and specific to our industry, could further weaken our financial position. We may struggle to keep our platform operational at a reasonable cost or without service interruptions, which could damage our reputation and erode user trust.

Our geographical and product expansion initiatives may not achieve the intended outcomes, and we may fail to attract, inspire, and retain top-tier talent, impeding our ability to succeed at any scale. Government regulations-whether foreign, federal, state, or local-could impose constraints on our operations, potentially limiting our growth. We may be unable to effectively upgrade and develop our systems, infrastructure, and products, or to address emerging technologies or services that block our platform, leading to reduced user engagement.

We could face substantial costs and uncertainties from litigation, and we may not be able to protect our intellectual property rights, which could erode our competitive position. Our revenue forecasting may be inaccurate, leading to misguided strategic decisions. Additionally, we may fail to manage fraud and other activities that violate our terms of service, further compromising our platform’s integrity. Our ability to successfully integrate and manage our relationships with enterprises in healthcare and with colleges and universities is uncertain, and any failure in either segment could diminish our reputation. Finally, geopolitical events such as war, threats of war, or terrorist actions could disrupt our operations and significantly impair our business performance.

We may have risks related to our financial condition.

We have a history of losses, will need substantial additional funding to continue our operations and may not achieve or sustain profitability in the future.

Our operations have consumed substantial amounts of cash since inception. If our expectations prove incorrect, our business, operating results and financial condition will be materially and adversely affected. We anticipate that our operating expenses may increase in the foreseeable future as we continue to pursue the development of our platform, invest in marketing, sales and distribution of our platform to grow our business, acquire customers, and commercialize our technology. These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these increased expenses. In addition, we expect to incur significant expenses related to regulatory requirements, and our ability to obtain, protect, and defend our intellectual property rights.

We may also encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we may need to obtain substantial additional funding to continue our operations. We cannot assure you that such additional funding will be available on favorable terms, or at all.

We may have risks related to managing any growth we may experience.

We may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our financial condition and operating results.

While there are currently no specific plans to acquire any other businesses, we may, in the future, make acquisitions of, or investments in, companies that we believe have products or capabilities that are a strategic or commercial fit with our current business or otherwise offer opportunities. In connection with these acquisitions or investments, we may:

●	issue shares of our common stock or other forms of equity that would dilute our existing stockholders’ percentage of ownership;

●	incur debt and assume liabilities; and

●	incur amortization expenses related to intangible assets or incur large and immediate write-offs.

We may not be able to complete acquisitions on favorable terms, if at all. If we do complete an acquisition, we cannot assure you that such acquisition will ultimately strengthen our competitive position or that such acquisition will be viewed positively by customers, financial markets, or investors. Furthermore, future acquisitions could pose numerous additional risks to our expected operations, including:

●	problems integrating the purchased business, products, or technologies;

●	challenges in achieving strategic objectives, cost savings and other anticipated benefits;

●	increases to our expenses;

●	the assumption of significant liabilities that exceed the limitations of any applicable indemnification provisions or the financial resources of any indemnifying party;

●	inability to maintain relationships with prospective key customers, vendors, and other business partners of the acquired businesses;

●	diversion of management’s attention from their day-to-day responsibilities;

●	difficulty in maintaining controls, procedures and policies during the transition and integration;

●	entrance into marketplaces where we have limited or no prior experience and where competitors have stronger marketplace positions;

●	potential loss of key employees, particularly those of the acquired entity;

●	that historical financial information may not be representative or indicative of results as a combined entity; and

●	that our business and operations would suffer in the event of system failures, and our operations are vulnerable to interruption by natural disasters, terrorist activity, power loss and other events beyond our control, the occurrence of which could materially harm our business.

If our security measures or those of our future business partners are breached or fail and result in unauthorized disclosure of data, we could lose customers and/or fail to attract new customers. Such breach or failure could also harm our reputation and expose us to protracted and costly lawsuits.

Our platform and computer systems store and transmit proprietary and confidential information that is subject to stringent legal and regulatory obligations. Due to the nature of our products, we face an increasing number of threats to our platform and computer systems including unauthorized activity and access, system viruses, worms, malicious code, denial of service attacks, and organized cyberattacks, any of which could breach our security and disrupt our platform. The techniques used by computer hackers and cyber criminals to obtain unauthorized access to data or to sabotage computer systems change frequently and generally are not detected until after an incident has occurred. Our cybersecurity measures or those of our future business partners may be unable to anticipate, detect or prevent all attempts to compromise our systems or those of our future business partners. Our internal computer systems and those of our future business partners are or may also be vulnerable to telecommunication and electrical failures, the occurrence of which could result in material disruptions of our services. If our security measures are breached or fail because of third-party action, employee error, malfeasance or otherwise, we could be subject to liability or our business could be interrupted, potentially over an extended period of time. Any or all of these issues could harm our reputation, adversely affect our ability to attract new customers, cause existing customers to scale back their offerings or elect not to renew their agreements, cause prospective students not to enroll or students to not stay enrolled in our offerings, or subject us to third-party lawsuits, regulatory fines or other action or liability. Such issues could also cause a delay in the further development of our new technology for online education. Any reputational damage resulting from breach of our systems or disruption of our services could create distrust of our company by prospective customers. We do not currently have cyber risk insurance. If we obtain one, such insurance may not be adequate to cover losses associated with such events, and in any case, such insurance may not cover all of the types of costs, expenses and losses we could incur to respond to and remediate a security breach. As a result, we may be required to expend significant additional resources to protect against the threat of these disruptions and security breaches or to alleviate problems caused by such disruptions or breaches.

Unfavorable global economic, business, or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control and the impact of health and safety concerns. A severe or prolonged economic downturn caused by this or other general conditions could result in a variety of risks to our business, including our ability to raise additional capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Cyber security risks and the failure to maintain the integrity of internal, partner, and consumer data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

We have and will continue to collect and retain large volumes of internal, user and customer data, including personally identifiable information, for business purposes, including for transactional or target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also maintain personally identifiable information about our employees. The integrity and protection of our customer, employee, and Company data is critical to our business and our customers and employees are likely to have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our products and services.

We also rely on accounting, financial and operational management information technology systems to conduct our operations. If these information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our business, financial condition and results of operations could be materially adversely affected.

We may face various security threats, including cyber security attacks on our data (including our vendors’ and customers’ data) and/or information technology infrastructure. Although we utilize various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent penetrations or disruptions to our systems. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of customer, employee, or Company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and require significant management attention and resources to be spent. In addition, our insurance coverage and indemnification arrangements that we enter into, if any, may not be adequate to cover all the costs related to cyber security attacks or disruptions resulting from such events.

Risks Related to Our Common Stock

An active trading market for our common stock may not be sustained.

Although our common stock is listed on the Nasdaq Capital Market, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in businesses, applications and services or technologies that we believe could complement or expand our services, enhance our technical capabilities, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated.

In addition, we do not have any experience in acquiring other businesses. If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to several factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities associated with the acquisition;

●	difficulty integrating the accounting systems, operations and personnel of the acquired business;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

●	diversion of management’s attention from other business concerns;

●	adverse effects to our existing business relationships with business partners and customers because of the acquisition;

●	the potential loss of key employees;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner, we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and can avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, small-cap issuers have experienced significant stock price volatility, particularly when associated with regulatory requirements by governmental authorities, which our industry now increasingly faces. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and result in a decline in the market price of our common stock.

If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, then our common stock would be delisted from the Nasdaq Capital Market, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions.

On October 28, 2025 we received a deficiency letter (the “Nasdaq Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Stockholders’ Equity Requirement”), nor were we in compliance with either of the alternative listing standards, either a market value of listed securities of at least $35 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

Pursuant to the Nasdaq Letter, we had 45 calendar days from the date of the Nasdaq Letter to submit a plan to regain compliance. We submitted our plan of compliance on December 10, 2025 and on January 8, 2026, Nasdaq granted an extension until April 27, 2026 to evidence compliance. Upon completion of the private placement transactions under the Purchase Agreement as well as the registered direct offering that we completed concurrently therewith, we believe that our stockholders’ equity will be in excess of $2.5 million necessary to regain compliance with Nasdaq’s minimum stockholder’ equity requirement. It is expected that Nasdaq will continue to monitor our ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report we do not evidence compliance, we may be subject to delisting. We are is awaiting Nasdaq’s determination that it has regained compliance.

We intend to take all reasonable measures available to maintain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. However, there can be no assurance that we will be successful in maintaining compliance with the Stockholders’ Equity Requirement and all applicable requirements for continued listing.

Neither the Nasdaq Letter nor our noncompliance have an immediate effect on the listing or trading of our common shares, which will continue to trade on the Nasdaq Capital Market under the symbol “AMST.”

If the Nasdaq Capital Market delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect the common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	substantially impair our ability to raise additional funds;

●	the loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;

●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

We are required to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal controls over financial reporting for the fiscal year ending June 30, 2025. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal controls over financial reporting. Additionally, we are required to disclose changes made in our internal controls and procedures on a quarterly basis.

However, as long as we are an emerging growth company, or a smaller reporting company that is a non-accelerated filer, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b). At such time this attestation will be required, our independent registered public accounting firm may issue a report that is adverse in the event the independent registered public accounting firm concludes that there is one or more material weaknesses in the effectiveness of our internal control over financial reporting. Our remediation efforts may not enable us to avoid a material weakness in the future. We may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff.

If we are unable to assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls to the extent required, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company, we incur significant additional legal, accounting, and other expenses that we did not incur as a private company. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Our management and other personnel devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and each of our stockholders who owned greater than 5% of our outstanding Common Stock beneficially, as of May 1, 2026, own approximately [23]% of our common stock. Accordingly, these stockholders have and will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, a merger, the consolidation, or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with our other investors’ interests. For example, these stockholders could delay or prevent a change in control of us, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of the Company or our assets. The significant concentration of stock ownership may negatively impact the value of our Common Stock due to potential investors’ perception that conflicts of interest may exist or arise.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between the Company and its stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, or employees.

Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers, employees or agents governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our certificate of incorporation contains a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such provision, if applicable.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find our choice of forum provisions contained in either our certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Certain provisions of our certificate of incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in stockholders’ interest.

Our certificate of incorporation and the Delaware General Corporation Law contain certain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our stockholders. We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibits us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibits the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. The statutes and our certificate of incorporation have the effect of making it more difficult to effect a change in control of our Company.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 4,836,245 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $5.38 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

DIVIDEND POLICY

We have never paid cash dividends on our Common Stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our Common Stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

BUSINESS

Overview

Amesite is a technology company focused on building and commercializing AI-powered solutions for the healthcare sector, with particular emphasis on the post-acute care market. In fiscal 2025, we completed our pivot from an education-centric model to one firmly anchored in the demands and opportunities of healthcare—a shift driven by the scale, complexity, and attractive growth potential of this sector.

We operate through two product lines under our NurseMagic™ brand: a B2C (direct-to-practitioner) app and a B2B (enterprise) platform. These solutions directly address operational, compliance, and efficiency challenges faced by healthcare professionals and organizations.

Our B2C NurseMagic™ app connects directly with working nurses and caregivers, providing tools to reduce documentation time, simplify communication, and support daily workflow. Feedback and usage patterns from these users have been instrumental, allowing us to rapidly refine features and ensure our offerings are relevant to current industry demands.

Building on these real-world insights, our B2B NurseMagic™ solution serves healthcare businesses—including home health, skilled nursing, hospice, and non-clinical segments. Enterprises adopting NurseMagic™ see improvements in workflow efficiency, data security, and regulatory compliance, all foundational to driving sustainable business performance. Our offerings are engineered for fast, secure deployment and measurable value in demanding business environments.

We believe that we have a pathway to deliver AI solutions impactfully, quickly, and compliantly across this expansive, underserved segment. Adoption by both caregivers and enterprise partners demonstrates the relevance and commercial fit of our technology. Growth in contracted organizations and end users, alongside positive market feedback, provides further confidence in the direction we have chosen—even as we remain measured and pragmatic about future expansion. Significant risks remain for us in the space as we navigate customer, regulatory and user requirements, while continuing to strive to offer innovative solutions. We face substantial competition from existing players, who have already overcome these hurdles. Though we are committed to delivering innovation to a space that we believe is hungry for it, we will also have the additional work of convincing customers to choose our technology-driven approach.

Our Amesite Engage platform, meanwhile, remains a performant solution for its user base, though we are not dedicating resources to its growth.

Overall, we believe that we have consistently endeavored to provide strong fiscal discipline, launching and scaling innovative products while managing costs and prioritizing efficient resource allocation. We believe this disciplined approach strengthens our potential to grow responsibly, and ultimately, profitably.

Our Sales and Marketing Motions

Amesite’s go-to-market strategy for NurseMagic™ is distinctly structured for B2C and B2B audiences, leveraging our growing insights from both segments to build market share, drive recurring revenue, and establish the brand as a trusted, high-value solution for all individual nurses, and for businesses in post-acute care.

B2C Sales and Marketing

For individual nurses and caregivers, we offer a free version of NurseMagic™. This approach lowers barriers to adoption and enables us to gather invaluable, real-world feedback quickly, helping us refine features, tailor language, and build a user community that advocates for the product. Our B2C marketing utilizes digital outreach, targeted social media campaigns and community engagement to increase awareness and credibility. The app’s everyday utility and ease-of-use are promoted through user testimonials, while customer support and product updates sustain positive reviews and word-of-mouth growth. Widespread adoption among practitioners enhances our reputation and provides invaluable reference points as we approach enterprise buyers.

B2B Sales and Marketing

Our B2B sales effort targets healthcare enterprises operating in post-acute settings, spanning home health, skilled nursing, hospice, assisted and senior living centers. Our sales motion is outcome-focused: we identify organizations facing acute staffing and operational pain, then directly connect with decision-makers. Our B2C solution offers a free version, enabling decision-makers to test the app and quickly validate impact and reduce hesitancy. We emphasize NurseMagic™’s potential to save time, support regulatory compliance, enhance documentation accuracy, and drive measurable improvements in staff efficiency and retention. We strive to deploy rapidly, ensuring business continuity and value realization. Feedback from both administrators and frontline staff informs product development and strengthens our relationships with enterprise customers.

Our disciplined, evidence-based approach in both segments supports Amesite’s reputation as a partner that delivers real solutions to pressing business challenges, helping drive strong adoption, build reference customers, and sustain healthy growth, even in complex, compliance-intensive markets.

Our Technology and Pipeline

Amesite’s technology platform is purpose-built to rapidly deliver high-impact, compliant solutions across healthcare and corporate learning. We power both our NurseMagic™ and Amesite Engage products from a coordinated infrastructure built for security, flexibility, and speed.

Our core architecture uses modern, best-in-class languages and frameworks for both client and server-side development, supporting robust, scalable front-end tools. This design gives our engineering team exceptional agility, simplifying the integration of new functionalities and APIs as soon as they become available. By leveraging both widely adopted technologies and proprietary models, trained on selectively curated datasets, we aim to deliver meaningful, real-world improvements for our customers.

Notable milestones include the commercialization of NurseMagic™ for both B2C and B2B users, the rollout of HIPAA-compliant enterprise workflows, and deployment of features specifically requested by frontline healthcare professionals. We also invested in our data infrastructure, ensuring continual performance improvement while maintaining data security and compliance.

We collect information on user behavior and product use, only with full user consent, to drive product enhancements. Our data practices prioritize security, confidentiality, and compliance with evolving regulations, especially relevant in complex healthcare contexts.

Agility is a central goal of our R&D culture. Our team, benefiting from decades of collective experience in technology, endeavors to deliver continuous improvement against stringent, best-in-class metrics. We launch more than five new features and capabilities per week, prioritizing those that solve urgent user problems and are directly usable by our customers. All R&D resources are squarely dedicated to delivering tangible improvements in user experience and operational impact.

Our deployments are designed for simplicity and scale: NurseMagic™ aims to be fully deployable to every type of employee in an enterprise, requiring no external system integration, and is administered entirely within the app. Feature sets are intended to be configurable to individual customer needs, allowing organizations to adapt our solution to their workflows and rapidly realize value.

Our relentless focus on innovation, speed, and user impact underpins Amesite’s mission to stay ahead of the curve, helping drive customer satisfaction, adoption, and business performance across rapidly evolving market segments.

Our Intellectual Property

We have received fourteen U.S. patents (11 utility, 3 design) and currently have one pending U.S. patent applications, including one to cover the artificial intelligence platform, and others related to security, power consumption, blockchain, design and other technologies, including methods and systems related to learning systems and methods.

We endeavor to protect our source codes, methodologies, algorithms, and techniques directed to other aspects of our artificial intelligence learning platform using our trade secret rights. We have also registered our trademarks at the United States Patent and Trademark Office for AMESITE®, KEEP LEARNING®, and LEARNING COMMUNITY ENVIRONMENT®, as well as have pending trademark applications for PREACTO™ and NURSEMAGIC℠. We have also secured domain names, including amesite.com, amesite.co, amesite.net, and others.

Competition

Our focus is on maximizing the impact and reach of NurseMagic™ in healthcare and offering greater value than our competitors in the healthcare space. At the same time, we retain the expertise and capability to further develop Amesite Engage or other solutions as market opportunities arise or demand shifts. The healthcare software market is comprised of several distinct segments, each defined by the capabilities and focus of competing companies:

Electronic Medical Record (EMR) or Electronic Health Record (EHR) Firms

These established firms deliver comprehensive platforms deeply integrated across care operations. Their primary strengths lie in robust compliance frameworks, scalability, and breadth of features.

Mid-Market and Specialized Vendors

These companies offer focused solutions in documentation, compliance, or operations, often deploying new technologies rapidly.

AI-First Entrants

A newer class of digital health innovators provide lightweight, AI-driven tools targeting workflow automation, documentation, and user experience. Their products are easy to onboard and well-received by practitioners, but scaling compliance, security, and ROI claims for system-wide adoption present challenges.

Niche Clinical Tools

Vendors in this category tailor solutions to specific care settings—such as home health or assisted living—delivering specialized, regulatory-ready features.

NurseMagic™ has been designed to be at the intersection of these segments, combining rapid deployment, practitioner-driven design, and robust compliance to meet evolving needs in post-acute care. We believe that our adoption rates and enterprise wins suggest our focus on real workflow impact, security, and regulatory alignment is resonating. Our continued success will depend on maintaining speed, responsiveness, and disciplined execution in an industry defined by complexity and rapid change.

Government Regulation and Product Approval

Our principal focus is on delivering NurseMagic™ to the healthcare sector, and we are dedicated to maintaining full compliance with all applicable laws and regulations across every market we serve or may enter. The healthcare industry is subject to extensive regulatory oversight at both the federal and state levels, demanding strict standards for patient privacy, data security, clinical quality, and marketing practices.

Our solutions target diverse care settings—such as skilled nursing, assisted living, memory care, home health, and rehabilitation—and are therefore subject to a broad array of regulatory requirements. These include, but are not limited to, compliance with the Health Insurance Portability and Accountability Act (HIPAA), the HITECH Act, and relevant standards set by the Centers for Medicare & Medicaid Services (CMS). We also closely monitor evolving state regulations, such as those governing data privacy, breach notification, record retention, and specific clinical protocols.

In addition to laws directly governing healthcare delivery, our activities—including those involving direct-to-consumer offerings—are regulated by federal and state consumer protection, data privacy, and marketing laws. Oversight by bodies such as the Federal Trade Commission (FTC) and the U.S. Department of Health and Human Services (HHS) is rigorous, and includes scrutiny of data usage, patient or end-user consent, and representations made in our product marketing.

Amesite’s business is built on continuous monitoring of regulatory developments and proactive efforts to ensure all activities—whether relating to our current healthcare offerings or to further market expansions—are fully compliant with the latest requirements. We recognize that lapses in regulatory compliance by us or our clients have the potential to result in penalties, legal liability, or restrictions on operations. As such, we partner closely with our customers and advisors to safeguard ongoing compliance, prepare for regulatory changes, and support all necessary approvals for the use of our technology.

Sales and Marketing

In FY 2025, Amesite’s sales and marketing approach centered on high-velocity onboarding, delivery of scalable product tiers, and digital-first brand building. Amesite’s sales and marketing strategy is crafted to maximize the reach and value of NurseMagic™ in healthcare, while maintaining flexibility to pursue additional segments as new opportunities emerge. In FY 2025, we streamlined our approach, making it easier for both individuals and organizations to discover, adopt, and scale NurseMagic™ through self-service onboarding and clear, tiered offerings. We must continue to refine and improve our strategy and tactics.

NurseMagic™ Offerings and Onboarding

NurseMagic™ is available in multiple subscription tiers to meet the broad spectrum of customer needs—from individual nurses and small care teams to large healthcare enterprises. Individual users and team leads can initiate a 7-day free trial via a simple, self-purchase process, with plans that scale based on team size and organizational requirements. For enterprises, we offer both standard and customized models, allowing for rapid and broad implementation.

Organizations access NurseMagic™ through a self-service onboarding process, allowing them to rapidly deploy the solution across their teams without the need for preliminary pilot programs. This model empowers healthcare businesses to quickly realize benefits such as reduced documentation burdens, greater staff efficiency, and enhanced patient care. Our flexible pricing and robust support, supported by internal estimates of substantial ROI primarily from time savings, make large-scale adoption possible.

Market Engagement and Brand Development

Our awareness and adoption efforts are rooted in targeted digital marketing, social media engagement, and partnerships with healthcare influencers. Amesite leverages a growing online community—now exceeding 37,000 followers—to build NurseMagic™’s reputation and credibility. User testimonials and advocacy from practitioners not only reinforce our brand but also accelerate word-of-mouth growth and drive further enterprise interest.

Board of Advisors

Dennis Bernard, Chairman of the Board of Advisors

Mr. Bernard is the founder and President of Bernard Financial Group and Bernard Financial Servicing Group (“BFG”). BFG is the largest commercial mortgage banking firm in Michigan, financing, on average, over $1.0 billion annually. Mr. Bernard has been involved with over 1,200 commercial real estate financial transactions totaling over $18.6 billion. Mr. Bernard specializes in both debt and equity placement with commercial lenders and institutional joint venture participants.

Martha A. Darling, Member

Over the past 22 years, Ms. Darling has held volunteer leadership roles nationally and in Michigan and has consulted on education policy issues for the National Academy of Sciences and other non-profit organizations. Prior to moving to Ann Arbor, Ms. Darling was a Senior Program Manager at The Boeing Company in Seattle, from which she retired in 1998. She joined Boeing in 1987, with assignments in 747 Program Management, Government Affairs and Boeing’s Corporate Offices, where she supported the chief executive officer and other executives. Previously, she was Vice President for Strategic Planning at Seattle-First National Bank and then, on loan from Seattle-First, she served as Executive Director of the Washington Business Roundtable’s Education Study. From 1977 to 1982 she served in Washington, D.C. as White House Fellow and Executive Assistant to Secretary of the Treasury W. Michael Blumenthal and then as Senior Legislative Aide to U.S. Senator Bill Bradley. She has also served as Special Assistant to the Governor of Washington, Research Social Scientist at the Battelle Seattle Research Center, and was a free-lance consultant to the Organization for Economic Cooperation and Development and other international organizations for four years in Paris.

Theodore l. Spencer, Member

Mr. Spencer is Senior Advisor on Admissions Outreach at the University of Michigan. Prior to September 2014, he was Associate Vice Provost and Executive Director of Undergraduate Admissions. Before joining Michigan in 1989, he was an Associate Director of Admissions at the United States Air Force Academy. He is a graduate of the Military Air War College and was one of thirty-five Air Force recruiting commanders in the United States. He is a retired Lieutenant Colonel in the United States Air Force. Early in his career, he was a salesman for the IBM Corporation in the City of Detroit. Ted has presented at numerous professional conferences state-wide, nationally and internationally, and has written and published articles on the college admissions process. He has received numerous awards and was recognized as the Point Man on Diversity Defense for affirmative action in college admissions. He has previously served as a Trustee for the College Board and on the faculty for the Harvard Summer Institute on College Admissions. Ted holds a M.S. degree in sociology from Pepperdine University and a B.S. in political science from Tennessee State University.

Human Capital Management

General Information About Our Human Capital Resources

As of December 31, 2025, we have 6 full-time employees and 2 consultants. We intend to engage consultants in general administration on an as-needed basis. We also intend to engage experts in operations, finance and general business to advise us in various capacities. None of our employees are covered by a collective bargaining agreement, and we believe our relationship with our employees is good to excellent.

Our Culture

Amesite’s mission is to empower people with AI tools. We believe that supporting our team with a wonderful environment supports and powers us to accomplish our goals. Our values are summarized in our beats-the guideposts for our culture.

●	Judgment beats rules

●	Measurement beats conjecture

●	Humility beats arrogance

●	Honesty beats politeness

●	Growth beats comfort

●	Transparency beats manipulation

●	Passion beats indifference

Corporate Information

The Company was incorporated in November 2017. The Company is Amesite Inc. (Nasdaq: AMST) is a pioneering technology company specializing in the development and marketing of B2C and B2B AI-driven solutions, including its higher ed platform that offers professional learning. Leveraging its proprietary AI infrastructure, Amesite offers cutting-edge applications that cater to both individual and professional needs. NurseMagic™, the Company’s mobile healthcare app, streamlines creation of nursing notes and documentation tasks, enhances patient communication, and offers personalized guidance to nurses on patient care, medications, and handling challenging workplace situations. The Company’s activities are subject to significant risks and uncertainties. The Company’s operations are in two segments.

On September 18, 2020, we consummated a reorganizational merger (the “Reorganization”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated July 14, 2020, whereby Amesite Inc. (“Amesite Parent”), our former parent corporation, merged with and into us, with our Company resulting as the surviving entity. In connection with the same, we filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, and changed our name from “Amesite Operating Company” to “Amesite Inc.” The stockholders of Amesite Parent approved the Merger Agreement on August 4, 2020. The directors and officers of Amesite Parent became our directors and officers.

Pursuant to the Merger Agreement, on the Effective Date, each share of Amesite Parent’s common stock, $0.0001 par value per share, issued and outstanding immediately before the Effective Date, was converted, on a one-for-one basis, into shares of our common stock. Additionally, each option or warrant to acquire shares of Amesite Parent outstanding immediately before the Effective Date was converted into and became an equivalent option to acquire shares of our common stock, upon the same terms and conditions.

Our corporate headquarters are located at 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, and our telephone number is (734) 876-8130. We maintain a website at www.amesite.com. The contents of, or information accessible through, our website is not part of this Annual Report on Form 10-K, and our website address is included in this document as an inactive textual reference only. We make our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, available free of charge on our website as soon as reasonably practicable after we file such reports with, or furnish such reports to, the SEC. The public may read and copy the materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site that contains reports, proxy and information statements and other information. The address of the SEC’s website is www.sec.gov. The information contained in the SEC’s website is not intended to be a part of this filing.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, provided, however, that, except as otherwise required by law, holders of our common stock shall not be entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together as a class with the holders of one or more other series of preferred stock, to vote thereon by law or pursuant to our certificate of incorporation. There are no cumulative rights with respect to our common stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable, and any shares of our common stock to be issued upon an offering pursuant to this prospectus will be fully paid and nonassessable upon issuance.

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant. For a discussion of provisions in our charter that would have an effect of delaying or preventing a change of control, see “Anti-Takeover Effects of Provisions of Our Charter Documents.”

Preferred Stock

The following description of our preferred stock and the description of the terms of any particular series of our preferred stock that we choose to issue are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and a certificate of designation, if and when adopted by our board of directors, relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We currently have no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of our common stock.

Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of our common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Our board of directors may specify the following characteristics of any preferred stock, which may affect the rights of holders of our common stock:

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	the voting rights; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Series A-1 Warrants and Series A-2 Warrants

The following is a summary of the material terms of our Series A-1 Warrants and Series A-2 Warrants (collectively, the “Common Warrants”). This summary does not purport to be complete and is qualified in its entirety by reference to the forms of the Series A-1 Warrant and the Series A-2 Warrant, copies of which were filed as Exhibits 4.2 and 4.3, respectively, to our Current Report on Form 8-K filed with the SEC on April 28, 2026, and are incorporated herein by reference.

In connection with our concurrent private placement that closed on April 28, 2026, we issued Series A-1 Warrants to purchase an aggregate of 1,393,732 shares of Common Stock and Series A-2 Warrants to purchase an aggregate of 1,393,732 shares of Common Stock to certain institutional investors. In addition, we issued Series A-1 Warrants to purchase an aggregate of 418,118 shares of Common Stock and Series A-2 Warrants to purchase an aggregate of 418,118 shares of Common Stock to certain of our officers and directors, including Dr. Ann Marie Sastry, Ph.D, our Chairman and Chief Executive Officer, and George Parmer, a member of our board of directors, in connection with the Insider-Led Private Placement that closed on April 28, 2026.

Exercisability

The Common Warrants have an exercise price of $1.435 per share of Common Stock.

The Common Warrants will be exercisable beginning on the date on which we obtain stockholder approval (the “Stockholder Approval Date”).

Term

The Series A-1 Warrants will expire five years after the later of (i) the effective date of the resale registration statement registering the shares of Common Stock issuable upon exercise of the Common Warrants (the “Resale Registration Statement”) and (ii) the Stockholder Approval Date.

The Series A-2 Warrants will expire eighteen months after the later of (i) the effective date of the Resale Registration Statement and (ii) the Stockholder Approval Date.

Cashless Exercise

The Common Warrants may be exercised on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock issuable upon exercise of the Common Warrants.

Adjustments

The exercise price of the Common Warrants is subject to customary adjustments in the event of stock splits, stock dividends, and similar recapitalization transactions.

Beneficial Ownership Limitation

The Common Warrants issued to our institutional investors contain beneficial ownership limitations which provide that we shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a Common Warrant to the extent that, after giving effect to such exercise, the holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares issuable upon such exercise. This limitation may be waived (up to a maximum of 9.99%) by a holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to the Company.

No Listing

The Common Warrants are not listed on any national securities exchange or other trading market.

No Rights as a Stockholder

Holders of Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrants and receive shares of Common Stock.

Registration Rights

In connection with the issuance of the Common Warrants, we entered into a registration rights agreement with certain institutional investors pursuant to which we agreed to prepare and file a registration statement with the SEC registering the resale of the shares of Common Stock issuable upon exercise of the Common Warrants no later than 15 days after the date of the registration rights agreement, and to use our best efforts to have such registration statement declared effective no later than 30 days after the date of the registration rights agreement (or 60 days following the date of the registration rights agreement in the event of a “full review” by the SEC).

Anti-Takeover Effects of Provisions of Our Charter Documents

Our certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all of our outstanding stock or without cause by the affirmative vote of the holders of at least 66 and 2/3% of the voting power of all of our outstanding stock.

Our certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the General Corporation Law, our certificate of incorporation or our bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. Notwithstanding the foregoing, the exclusive provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act, or the Securities Act, or the respective rules and regulations promulgated thereunder.

Additionally, our certificate of incorporation and bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such provision, if applicable.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our bylaws in all respects. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Following such time, if any, as our capital stock is listed on a national securities exchange or is held of record by more than 2,000 stockholders, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law, as amended.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AMST”.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, or CST. CST’s address is 1 State Street 30th Floor, New York, NY 10004-1561 and its telephone number is (212) 845-3215.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon exercise of the Warrants. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Warrants and as noted below, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock and Warrants, as of May 1, 2026, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold in this Offering	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares Beneficially Owned after Offering(1)
Armistice Capital Master Fund Ltd. (2)	1,742,165	1,742,165
Intracoastal Capital LLC (3)	1,742,165	1,742,165
Ann Marie Sastry	1,398,079	522,648	875,431	8.66%
George Parmer	1,054,766	731,706	323,060	3.20%
Augustus Trading LLC(4)	62,561	62,561
Noam Rubinstein(5)	30,732	30,732
Wilson Drive Holdings LLC(6)	3,292	3,292
Charles Worthman(5)	976	976

*	less than 1%

(1)	The ability to exercise the Warrants held by the Selling Stockholders is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants was capped at 4.99% (or at the election of the holder, 9.99%) beneficial ownership of the Company’s issued and outstanding Common Stock (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing advanced notice to the Company. Beneficial ownership as reflected in the selling stockholder table reflects the total number of shares potentially issuable underlying the Warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

(2)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. As of April 29, 2026, this includes an aggregate of: (1) 348,433 shares of Common Stock underlying Pre-Funded Warrants (such Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%); (2) 696,866 shares of Common Stock underlying Series A-1 Warrants and (3) 696,866 shares of Common Stock underlying Series A-2 Warrants. Each of the Series A-1 Warrants and Series A-2 Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the Series A-1 Warrants or Series A-2 Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. As of April 29, 2026, this includes an aggregate of: (1) 348,433 shares of Common Stock underlying Pre-Funded Warrants (such Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%); (2) 696,866 shares of Common Stock underlying Series A-1 Warrants and (3) 696,866 shares of Common Stock underlying Series A-2 Warrants. Each of the Series A-1 Warrants and Series A-2 Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the Series A-1 Warrants or Series A-2 Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address of Intracoastal Capital LLC is 2211A Lakeside Drive, Bannockburn, IL 60015.

(4)	Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The address of Augustus Trading LLC is 600 Lexington Avenue, 32nd Floor, New York, NY 10022.

(5)	Each of the Selling Stockholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker-dealer and has a registered address of c/o H.C. Wainwright & Co., 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(6)	The securities are held by Wilson Drive Holdings LLC with a registered address of 600 Lexington Avenue, 32nd Floor, New York, NY 10022. Craig Schwabe is the managing member Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us in this offering will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The financial statement as of, and for the year ended June 30, 2025, included in our Annual Report on Form 10-K/A for the year ended June 30, 2025 and incorporated by reference in this registration statement, have been so incorporated by reference in reliance upon the report of Novogradac & Company LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statement as of, and for the year ended June 30, 2024, included in our Annual Report on Form 10-K/A for the year ended June 30, 2025 and incorporated by reference in this registration statement, have been so incorporated by reference in reliance upon the report of Turner, Stone & Company, L.L.P, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.amesite.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus form a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating that any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such incorporating form that relate to such items:

●	our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 29, 2025;

our Amendment to our Annual Report on Form 10-K/A for the year ended June 30, 2025, filed with the SEC on October 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025 and December 31, 2025, filed with the SEC on October 24, 2025 and February 6, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on October 28, 2025 October 30, 2025, April 21, 2026, and April 28, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 23, 2020, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Amesite Inc., 607 Shelby Street, Suite 700 PMB 214, Detroit, MI 48226, (734) 876-8141. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

4,836,245 Shares of Common Stock

Amesite Inc.

PRELIMINARY PROSPECTUS

, 2026

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee	$674.56
Accounting fees and expenses	$30,000.00
Legal fees and expenses	$25,000.00
Miscellaneous	$5,000.00
Total	$60,674.56

Item 14. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he/she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or who was an employee or agent of a predecessor corporation or another enterprise at the request of such predecessor corporation, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities issued by us since during the prior three years that were not registered under the Securities Act.

2025

During the year ended June 30, 2025, 121,250 options to purchase common stock were issued to employees under our 2018 Equity Incentive Plan.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act.

2024

During the year ended June 30, 2024; 6,292 options to purchase common stock were issued to employees under our 2018 Equity Incentive Plan.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act.

2023

During the year ended June 30, 2023, 999 options to purchase common stock were issued to employees under our 2018 Equity Incentive Plan and 14,083 shares of common stock were issued to consultants.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit		Filed with this	Incorporated by Reference
Number	Exhibit Title	Form S-1	Form	File No.	Exhibit	Date Filed
2.1	Agreement and Plan of Merger and Reorganization, dated April 26, 2018, by and among Lola One Acquisition Corporation, Lola One Acquisition Sub, Inc., and Amesite Inc.		S-1/A	333-248001	2.1	9/4/2020
2.2	Form of Agreement and Plan of Merger and Reorganization, dated July 14, 2020, by and between Amesite Operating Company, a Delaware corporation, and Amesite Inc., a Delaware corporation		S-1/A	333-248001	2.2	9/4/2020
3.1	Certificate of Incorporation of the Registrant.		10-Q	001-39553	3.1	11/16/2020
3.2	Bylaws of the Registrant, as amended		10-Q	001-39553	3.4	5/15/2025
3.3	Certificate of Designations of Series A Preferred Stock, dated January 13, 2023		8-K	001-39553	3.1	1/13/2023
3.4	Certificate of Amendment to Certificate of Incorporation of Amesite Inc. dated February 16, 2023		8-K	001-39553	3.1	2/21/2023
4.1	Form of Warrant		8-K	001-39553	4.1	9/1/2022
4.2	Form of Placement Agent Warrant		8-K	001-39553	4.2	9/1/2022
4.3	Description of Registrant’s Securities		10-K	001-39553	4.3	10/6/2023
4.4	Form of Common Stock Certificate		S-3	333-282999	4.1	11/5/2024
4.5	Form of Senior Debt Indenture, between the Company and one or more trustees to be names		S-3/A	333-282999	4.2	12/13/2024
4.6	Form of Subordinated Debt Indenture, between the Company and one or more trustees to be named		S-3/A	333-282999	4.3	12/13/2024
4.7	Form of Underwriters’ Warrant		8-K	001-39553	4.1	1/10/2025
4.8	Form of Pre-Funded Warrant		8-K	001-39553	4.1	4/28/2026
4.9	Form of Series A-1 Warrant		8-K	001-39553	4.2	4/28/2026
4.10	Form of Series A-2 Warrant		8-K	001-39553	4.3	4/28/2026
4.11	Form of Placement Agent Warrant		8-K	001-39553	4.4	4/28/2026
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	X
10.1+	2017 Equity Incentive Plan and forms of award agreements thereunder, assumed in the Reorganization		S-1/A	333-248001	10.7	9/4/2020
10.2+	2018 Equity Incentive Plan and forms of award agreements thereunder, assumed in the Reorganization.		S-1/A	333-248001	10.8	9/4/2020
10.3+	First Amendment to Amesite Inc. 2018 Equity Incentive Plan		8-K	001-39553	10.1	2/21/2023
10.4+	Second Amendment to Amesite Inc. 2018 Equity Incentive Plan		S-8	333-284031	4.3	12/23/2024
10.5+	Amesite Inc. Deferred Fee Plan		10-K	001-39553	10.4	9/30/2024
10.6+	Berman CFO Agreement		8-K	001-39553	10.1	11/26/2024
10.7	Underwriting Agreement, dated January 7, 2025, by and between the Company and Laidlaw & Company (UK) Ltd., as representative of the several underwriters listed in Schedule I thereto		8-K	001-39553	1.1	1/10/2025
10.8	Form of RD Securities Purchase Agreement		8-K	001-39553	10.1	4/28/2026
10.9	Form of PIPE Securities Purchase Agreement		8-K	001-39553	10.2	4/28/2026
10.10	Form of Registration Rights Agreement		8-K	002-39553	10.3	4/28/2026
16.1	Letter from Turner, Stone & Company, L.L.P. dated June 24, 2025		8-K	001-39553	16.1	6/26/2025
19.1	Amesite Inc. Insider Trading Compliance Program		10-K	001-39553	19.1	9/30/2024
23.1	Consent of Novogradac & Company LLP	X
23.2	Consent of Turner, Stone, & Co., LLP	X
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page to this registration statement)	X
107	Filing Fee Table	X

+	Management contract or compensatory plan or arrangement.

#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because such information is both not material and is the type that the Company treats as private or confidential.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan, on May 12, 2026.

AMESITE INC.

By:	/s/ Ann Marie Sastry
Ann Marie Sastry, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ann Marie Sastry, Ph.D., his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Ann Marie Sastry	Chief Executive Officer, President and Chairman of the Board	May 12, 2026
Ann Marie Sastry, Ph.D.	(Principal Executive Officer)

/s/ Sarah Berman	Principal Financial and Accounting Officer	May 12, 2026
Sarah Berman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Barbie Brewer	Director	May 12, 2026
Barbie Brewer

/s/ Michael Losh	Director	May 12, 2026
Michael Losh

/s/ Gilbert S. Omenn	Director	May 12, 2026
Gilbert S. Omenn, M.D., Ph.D.

/s/ George Parmer	Director	May 12, 2026
George Parmer